Exhibit 99.1

Mastech Digital Completes Acquisition of InfoTrellis

Launches a combined go-to-market brand called Mastech InfoTrellis; Kicks off the integration exercise between the two entities.

Pittsburgh, PA – July 13, 2017: Mastech Digital, Inc. (NYSE: MHH) today announced that it has completed the acquisition of Canada-based InfoTrellis, Inc. Mastech Digital had entered into an agreement to acquire InfoTrellis on July 7, 2017.

The completion of the acquisition marks the launch of a combined go-to-market brand, Mastech InfoTrellis, that offers project-based consulting services to customers in the areas of Master Data Management, Data Integration, and Big Data.

Commenting on the transaction closure, Vivek Gupta, President and CEO of Mastech Digital, said, “I am pleased that we were able to fulfill all closing requirements leading to the successful completion of the transaction in a short period of time. Our new brand, Mastech InfoTrellis, represents the best of both companies, with proven strengths in data management and analytics. Customer feedback on the combination thus far has been very positive.”

“Also, I am delighted to welcome to the Mastech Digital management team, Moo Abbas as the Head of Business, Sachin Wadhwa as the Head of Operations, and Ponna Krishnan, as the Head of India Delivery of Mastech InfoTrellis. With such a committed leadership team in place, I am confident about the prospects and opportunities that this combination affords us”, he added.

Following this acquisition, Mastech Digital becomes a significant provider of consulting services around data management and analytics, backed by strong consulting and delivery expertise and a global talent capital of over 1,500. The company seeks to provide increased value to customers of the combined entity by cross-selling and up-selling a wider variety of digital transformation services.

Contact: Donna Kijowski  |  Manager, Investor Relations  |  888.330.5497

Donna.Kijowski@mastechdigital.com

About Mastech Digital

Mastech Digital (NYSE MKT: MHH) is a leading provider of digital transformation services in the areas of Data Management and Analytics, Saleforce.com, SAP HANA and Digital Learning Services. Mastech Digital has been a pioneer in digital and mainstream technology staffing. A minority-owned enterprise, Mastech Digital is headquartered in Pittsburgh, PA with offices across the U.S. and India. For more information, visit www.mastechdigital.com.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “plans,” “believes,” “estimates”, “plans” and “projects” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to the expected benefits to Mastech Digital from completing such transactions and the expected performance of Mastech Digital following completion of the acquisition. These statements are based on information currently available to Mastech Digital and it assumes no obligation to update the forward-looking statements as circumstances change. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict and many of which are outside of the control of Mastech Digital. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors, including, without limitation (1) the ability to successfully integrate the operations and employees of InfoTrellis into Mastech; (2) the ability to recognize the anticipated benefits of the acquisition of InfoTrellis which may be affected by, among other things, competition, the ability of Mastech Digital to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees; (3) the possibility that Mastech Digital or InfoTrellis or their respective subsidiaries and affiliates may be adversely affected by other economic, business, and/or competitive factors; and (4) other risks and uncertainties that are described in more detail in Mastech Digital’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2016.

Contact: Donna Kijowski  |  Manager, Investor Relations  |  888.330.5497

Donna.Kijowski@mastechdigital.com